Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2004 Stock Incentive Plan of Joe’s Jeans Inc. of our report dated February 28, 2012, with respect to the consolidated financial statements and schedule of Joe’s Jeans Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 2011, filed with the Securities and Exchange Commission on February 28, 2012.

/s/ Ernst & Young LLP

Los Angeles, California
February 28, 2012